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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 10 to Registration Statement No. 333-101939 of Hartford Life and Annuity Insurance Company Separate Account One, on Form N-4, of our report dated March 24, 2006, relating to the statutory basis financial statements of Hartford Life and Annuity Insurance Company as of December 31, 2005 and 2004, and for each of the three years in the period ended December 31, 2005, and of our report dated February 22, 2006, relating to the statements of assets and liabilities of Hartford Life and Annuity Insurance Company Separate Account One as of December 31, 2005, and the related statements of operations and of changes in net assets and the financial highlights for the respective stated periods then ended, both appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
April 3, 2006